UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

Cushman & Wakefield plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, the Board of Directors (the “Board”) of Cushman & Wakefield plc (the “Company”) approved an employment agreement (the “Agreement”) by and among the Company, Cushman & Wakefield Debenham Tie Leung Limited and John Forrester, who will assume the role of Chief Executive Officer of the Company on January 1, 2022, as previously announced. The Agreement is intended to supersede Mr. Forrester’s existing employment agreement, which was entered into on December 31, 2018.

The Agreement provides that Mr. Forrester’s employment as Chief Executive Officer of the Company will commence on January 1, 2022 and terminate on a date mutually agreed upon by Mr. Forrester and the Board. The Agreement provides that Mr. Forrester shall be eligible to receive an annual cash bonus with a target amount equal to £1,542,000 and shall receive, in the Board’s discretion, annual restricted stock unit grants (“RSUs”) with a target grant date fair value of $5,100,000 each year during which Mr. Forrester remains employed with the Company as Chief Executive Officer, subject to Mr. Forrester’s continued employment with the Company on the grant date. The RSUs awarded to Mr. Forrester in his capacity as Chief Executive Officer shall vest over a three-year period, with 50% of such RSUs also subject to performance-based vesting conditions.

The Agreement provides that if Mr. Forrester is terminated by the Company without Cause, or if Mr. Forrester resigns with Good Reason (as such terms are defined in the Agreement) (either event, a “Qualifying Termination”), then Mr. Forrester shall be entitled to receive payment of one and one-half times his then-current base salary for a period of 18 months following the termination date (the “Severance Period”). Following a Qualifying Termination, Mr. Forrester is also entitled to receive his target bonus for the fiscal year in which the Qualifying Termination occurred, as well as certain benefits during the Severance Period. The Agreement also provides that upon a Qualifying Termination, (a) with respect to Mr. Forrester’s time-vesting RSUs that are unvested as of the Qualifying Termination, all continued employment requirements shall be deemed to have been satisfied and such RSUs shall remain outstanding and eligible to be settled in accordance with their regularly-scheduled vesting and settlement schedule and (b) Mr. Forrester’s unvested performance-vesting RSUs shall remain outstanding and eligible to vest in accordance with their applicable vesting terms and any continued employment requirement shall be deemed to have been satisfied with respect to such RSUs. Additionally, the Agreement provides that upon Mr. Forrester’s Retirement (as defined in the Agreement), if the Board has approved the Retirement, then any outstanding RSUs will be treated as described above with respect to a Qualifying Termination.

This summary of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Form of Employment Agreement, by and among Cushman & Wakefield plc, Cushman & Wakefield Debenham Tie Leung Limited and John Forrester.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission.

The forward-looking statements included in this report are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary